HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                             1111 FANNIN-SUITE 1700
                              HOUSTON, TEXAS 77002
                                      -----

                                 (281) 658-0248





                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER



                                February 27, 1998




Fortune Natural Resources Corporation
One Commerce Green
515 W. Greens Rd., Suite 720
Houston, Texas  77067

Dear Sirs:

       We hereby consent to the filing of this consent as an exhibit to the Annual Report on Form 10-K of Fortune Natural Resources Corporation to be filed with the Securities and Exchange Commission on or about March 2, 1998, to the use of our name therein, and to the inclusions of or reference to our reports of estimated future reserves and revenues effective December 31, 1995, December 31 1996 and December 31, 1997.

                                 HUDDLESTON & CO., INC.




                                 /s/ Peter D. Huddleston, P.E.
                                 -----------------------------
                                 Peter D. Huddleston, P.E.